UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________
FORM 8-K
 ________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 1, 2017

 ________________________________
Bravo Brio Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
  ________________________________

Ohio	001-34920	34-1566328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio	43212
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-326-7944
Not Applicable
Former name or former address, if changed since last report
   ________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry Into a Material Definitive Agreement.
On August 1, 2017, Bravo Brio Restaurant Group, Inc. (the “Company”), certain subsidiary guarantors of the Company, Wells Fargo Bank, National Association, as administrative agent, and certain lenders under the Company’s Credit Agreement, dated as of November 5, 2014, by and among the Company, as borrower, the domestic subsidiaries of the borrower, as guarantors, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, KeyBank National Association as documentation agent, and Wells Fargo Securities, LLC, Keybanc Capital Markets, Inc. and Merril Lynch, Pierce, Fenner & Smith, Inc., as co-lead arrangers and joint book managers, as amended pursuant to that certain First Amendment to Credit Agreement and Waiver, dated as of October 31, 2016 (the “Credit Agreement”), entered into the Second Amendment (the “Amendment").
The Amendment provides for (a) a permanent waiver of noncompliance related to certain events of default occurring between May 8, 2017 and June 2, 2017; (b) the amendment of the maturity date of the senior credit facilities from November 5, 2019 to December 1, 2018, (c) a reduction of the amount the Company may borrow pursuant to its revolving credit facility from $30.0 million (including a sublimit cap of up to $10.0 million for letters of credit and up to $10.0 million for swing-line loans) to (i) $20.0 million (including a sublimit cap of up to $4.0 million for letters of credit and up to $10.0 million for swing-line loans) on August 1, 2017, (ii) $15.0 million (including a sublimit cap of up to $4.0 million for letters of credit and up to $10.0 million for swing-line loans) on December 31, 2017, (iii) $15.0 million (including a sublimit cap of up to $3.0 million for letters of credit and up to $10.0 million for swing-line loans) on March 31, 2018 and (iv) $10.0 million (including a sublimit cap of up to $3.0 million for letters of credit and up to $10.0 million for swing-line loans) on June 30, 2018; and (d) an increase to the fixed quarterly principal payments from $1.0 million per quarter to $2.5 million per quarter beginning on March 31, 2018.
The foregoing is a summary of certain provisions of the Amendment, is not intended to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Amendment will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the twenty-six weeks ended June 25, 2017. A copy of the Credit Agreement was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2016.
Item 2.02 Results of Operations and Financial Condition.
The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.
In a press release dated August 3, 2017, the Company announced financial results for the thirteen and twenty-six weeks ended June 25, 2017. The full text of the press release is furnished herewith as Exhibit 99.1 to this report.
Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian T. O’Malley and James J. O’Connor Employment Agreement Amendments
On August 2, 2017, the Company entered into amendments (the “Amendments”) to each of the Employment Agreement, dated as of August 1, 2013 by and between the Company and Brian T. O’Malley, the Company’s Chief Executive Officer, and the Employment Agreement, dated as of October 26, 2010 by and between the Company and James. J. O’Connor, the Company’s Chief Financial Officer (collectively, the “Employment Agreements”). The Amendments provide that if Mr. O’Malley’s or Mr. O’Connor’s, as applicable, employment with the Company is terminated by the Company without “Cause” (as defined in the Employment Agreements) or by Mr. O’Malley or Mr. O’Connor, as applicable, for “Good Reason” (as defined in the Employment Agreements) within twenty-four (24) months following a Change in Control (as defined in the Bravo Brio Group, Inc. Stock Incentive Plan) then Mr. O’Malley or Mr. O’Connor, as applicable, shall be entitled to twenty-four (24) monthly payments equal to the amount it would cost Mr. O’Malley or Mr. O’Connor, as applicable, for the monthly COBRA premiums for Mr. O’Malley or Mr. O’Connor, as applicable, and his respective eligible dependents based on his coverage under the Company’s applicable plans as of the termination date, with each monthly payment to be reduced by the amount that an active employee would be required to pay for such coverage under the applicable Company plans for such month. Any such medical benefit continuation coverage shall cease earlier if and when Mr. O’Malley or Mr. O’Connor, as applicable, becomes eligible to participate in the health plan of a subsequent employer.
The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which will be filed as exhibits to the Company's Quarterly on Form 10-Q for the twenty-six weeks ended June 25, 2017.

Khanh P. Collins Employment Agreement
On August 3, 2017, the Company entered into an Employment Agreement with Khanh P. Collins, the Company’s Chief Operating Officer. Ms. Collin’s employment agreement entitles her to a base salary of $200,000 per annum and participation in the Company's benefit plans, including a cash bonus and equity plan. Ms. Collin’s employment agreement further provides her with two years of continued base salary in the event that her employment is terminated by the Company without “Cause” or by her for “Good Reason”, as well as medical benefit continuation in connection with such a termination following a Change in Control on the same terms and conditions as such medical continuation benefits are provided to Mr. O’Malley and Mr. O’Connor (as described above). For purposes of Ms. Collin’s employment agreement, “Cause” generally means Ms. Collin’s fraud or material dishonesty in connection with her duties to the Company, her failure to substantially perform the duties of her position which, if curable, is not cured within 10 business days after written notice, her conviction of a felony or plea of guilty or no contest to a charge or commission of a felony, or her commission of any act or violation of law that could reasonably be expected to bring the Company into material disrepute or adversely affect her ability to perform her duties for the Company. For purposes of Ms. Collin’s employment agreement, “Good Reason” generally means, without the consent of Ms. Collins, a material diminution in Ms. Collin’s base salary, a material diminution in Ms. Collin’s authority, duties, or responsibilities, a change in Ms. Collin's principal office to a location more than 100 miles from Columbus, Ohio, or any other action or inaction that constitutes a material breach by the Company of the employment agreement.
Ms. Collin’s right to severance is conditioned upon her refraining from competing with the Company for the two years following her termination of employment and upon her compliance with confidentiality, non-solicitation (for two years post-termination) and non-disparagement obligations under her employment agreement. Ms. Collin's right to severance is also conditioned upon her execution and non-revocation of a general release of claims.
The foregoing description of the Employment Agreement with Ms. Collins is qualified in its entirety by reference to the full text of such Employment Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the twenty-six weeks ended June 25, 2017.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press release dated August 3, 2017 entitled, “Bravo Brio Restaurant Group, Inc. Reports Second Quarter Financial Results; Reiterates Earnings Guidance for Full Year 2017”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

August 3, 2017	By:	/s/ James J. O’Connor
	Name:	James J. O’Connor
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Bravo Brio Restaurant Group, Inc. Reports Second Quarter Financial Results; Reiterates Earnings Guidance for Full Year 2017